SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 AUGUST 23, 2004

                                 Date of Report
                        (Date of earliest event reported)

                       NEW BRUNSWICK SCIENTIFIC CO., INC.

               (Exact Name of Registrant as Specified in Charter)

     NEW  JERSEY                    0-6994                         22-1630072

  (State  or  Other  Jurisdiction  of          (Commission  File  Number)
(IRS  Employer  Identification  No.)
     Incorporation)


          44  TALMADGE  ROAD,  EDISON,  NJ                         08818-4005
       (Address  of  Principal  Executive Offices)                    (ZIP Code)


          Registrant's  telephone  number,  including area code:  (732) 287-1200

          (Former  Name  or  Former  Address,  if  Changed  Since  Last  Report)




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ITEM  8.01.  OTHER  EVENTS


The following information is furnished pursuant to Item 8.01, "Other Events":



A restructuring of the management of the operations carried on through Registrant's European subsidiaries has resulted in the termination of the Managing Director of its European operations. On August 23, 2004 Registrant received an agreement signed by the Managing Director agreeing that the effective date of the Managing Director's termination was July 12, 2004 and that his severance would be approximately 281,000 euros (approximately $346,000), payable in a single payment. Registrant believes that the amount of this severance payment will prove to be material to the Registrant's results of operations for the quarter ended October 2, 2004.





                                      SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant had duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


     NEW  BRUNSWICK  SCIENTIFIC  CO.,  INC.

Date:  August  23,  2004                         By:     /s/Samuel  Eichenbaum

                                        Samuel  Eichenbaum
                                        Vice  President,  Finance  and
                                        Chief  Financial  Officer



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